Exhibit 99.1

Roche and InterMune Initiate Phase 2b Clinical Trial of RG7227/ ITMN-191 in Patients with Chronic Hepatitis C

– Study will further define the safety and efficacy profile –

– Parallel Phase 1 trial will assess ritonavir-boosted dosing –

– INFORM-1 study with polymerase inhibitor RG7128 ongoing –

BASEL, Switzerland and BRISBANE, Calif., August 19, 2009 – Roche (SIX: ROG.VX; RO.S, OTCQX: RHHBY) and InterMune, Inc. (NASDAQ: ITMN) today announced that the first patient has been dosed in a Phase 2b study evaluating the hepatitis C virus (HCV) protease inhibitor, RG7227/ ITMN-191, in combination with PEGASYS® (pegylated interferon alfa-2a) and COPEGUS® (ribavirin). The study, to be conducted at 45 sites globally, will further define the safety and efficacy profile of RG7227/ ITMN-191, for a treatment duration of up to 24 weeks. Approximately 300 treatment-naïve patients chronically infected with HCV genotype 1 – the most difficult to treat form of the virus – will participate.

RG7227/ ITMN-191 is being developed in partnership by Roche and InterMune. Initiation of the Phase 2b trial triggered a $20 million event payment from Roche to InterMune under the companies’ collaboration agreement.

Frank Duff, M.D., Head of Roche’s Clinical Development for Virology, said, “This trial represents an important step forward in the development of this oral direct-acting antiviral (DAA), and builds on the encouraging clinical safety and efficacy data generated to date.”

Dan Welch, Chairman, Chief Executive Officer and President of InterMune, said, “We are very pleased to announce with our colleagues, Roche, the start of the global Phase 2b program of RG7227/ ITMN-191 in treatment-naïve HCV patients. This study will significantly expand the clinical efficacy and safety database for RG7227/ ITMN-191, and in the first quarter of next year provide our first look at the rapid virologic response (RVR) rates associated with this triple therapy.”

Phase 2b Triple Combination Trial Design

The objective of the Phase 2b randomized, double-blind, placebo-controlled study is to further characterize the safety, tolerability, and antiviral effects of RG7227/ ITMN-191 in triple combination, compared with standard of care (PEGASYS plus COPEGUS).

The two-part study will evaluate treatment regimens of both 12 and 24 weeks. In Part 1 of the study, approximately 210 patients will be randomized to one of four study arms – three of which will receive a 12-week regimen of RG7227/ ITMN-191 at either 300 mg every 8 hours, 600 mg every 12 hours or 900 mg every 12 hours, in combination with PEGASYS and COPEGUS, followed by 12 weeks of therapy with PEGASYS and COPEGUS.* The fourth group will be a control arm receiving PEGASYS and COPEGUS dosed for 48 weeks.

Part 2 of the study, which is expected to begin in the first quarter of 2010, will further evaluate RG7227/ ITMN-191 in a 24-week triple combination regimen with PEGASYS and COPEGUS. Approximately 90 patients will be randomized to one of two study arms in Part 2, either a 24-week regimen of RG7227/ ITMN-191 in combination with PEGASYS and COPEGUS, or a control arm of PEGASYS and COPEGUS dosed for 48 weeks.** Dose selection for Part 2 will be informed by week 4 results generated in Part 1.

RVR results from Part 1 of the study are expected in the first quarter of 2010.

RG7227/ ITMN-191 – Next Steps in Development Program

Roche and InterMune will also initiate in the third quarter a Phase 1 trial combining RG7227/ ITMN-191 with low dose ritonavir to examine the virologic effect of ritonavir-boosted RG7227/ ITMN-191 in once-daily and twice-daily regimens in combination with standard dosing of PEGASYS and COPEGUS in patients chronically infected with HCV genotype 1.

This study builds on promising drug-drug interaction data recently generated in healthy volunteers; a low dose of ritonavir significantly improved RG7227/ ITMN-191 AUC and plasma concentrations at later times. There were no remarkable safety findings.

The Phase 1 study will evaluate the safety, tolerability, pharmacokinetics and antiviral activity of once-daily and twice-daily ritonavir-boosted RG7227/ ITMN-191 regimens administered with PEGASYS and ribavirin for 14 days.

Dr. Duff commented, “Combining RG7227/ ITMN-191 with low dose ritonavir has the potential to deliver additional benefits to patients, including the requirement for less frequent dosing and fewer tablets per day. Data generated from this Phase 1 trial may pave the way for larger studies investigating this treatment combination.”

RG7227/ ITMN-191 is also being investigated in combination with the NS5B polymerase inhibitor RG7128 in the INFORM-1 study. This innovative study has recently been expanded to examine regimens in which both RG7227/ ITMN-191 and RG7128 are dosed twice daily in treatment-experienced patients. Results from all cohorts of this study will be presented in an oral presentation in Presidential Plenary Session III on the morning of November 3 at the 2009 AASLD meeting. Additional abstracts regarding pharmacokinetic/pharmacodynamics and resistance have been accepted for poster presentation.

Notes to Editors

* Patients who achieve RVR, defined as undetectable viral levels (less than 15 IU/mL) by the end of week 4, will stop all treatment at week 24 and will be followed post treatment to evaluate whether they achieve SVR. Patients in the treatment arms who do not achieve RVR will continue with PEGASYS and COPEGUS treatment for a total duration of 48 weeks.

** As in Part 1, patients who achieve RVR by the end of week 4 will stop all treatment at week 24 and will be followed post treatment to evaluate whether they achieve SVR. Patients who do not achieve RVR will continue with PEGASYS and COPEGUS treatment for a total of 48 weeks.

About RG7227/ ITMN-191

RG7227/ ITMN-191 is a potent, macrocyclic inhibitor of HCV NS3/4A protease activity, and has produced multi-log10 reductions in HCV levels in chronic HCV patients, when administered for 14 days as monotherapy. When RG7227/ ITMN-191 is combined with PEGASYS and COPEGUS, or the NS5B polymerase inhibitor RG7128, it reduced viral loads below the limit of detection in a majority of study-treated patients. RG7227/ ITMN-191 was safe and well tolerated in these studies.

About PEGASYS

PEGASYS, in combination with COPEGUS (ribavirin), is indicated for the treatment of adults with chronic HCV who have compensated liver disease and have not previously been treated with interferon alpha. Efficacy has been demonstrated in patients with compensated liver disease and histological evidence of cirrhosis (Child-Pugh class A) and patients with HIV disease that are clinically stable (e.g., antiretroviral therapy not required or receiving stable antiretroviral therapy). In addition, PEGASYS in combination with COPEGUS is the first and only FDA- approved regimen for the treatment of chronic HCV in patients coinfected with HCV and HIV. PEGASYS is the only pegylated interferon indicated for the treatment of adult patients with chronic hepatitis B (HBeAg positive and HBeAg negative chronic hepatitis B who have compensated liver disease and evidence of viral replication and liver inflammation).

PEGASYS is dosed at 180mcg as a subcutaneous injection taken once a week. COPEGUS is available as a 200mg tablet, and is administered orally two times a day as a split dose. Roche has backed PEGASYS with the most extensive clinical research program ever undertaken in HCV, with major studies initiated to advance treatment for HCV patients with unmet needs, including patients co-infected with HIV and HCV, African Americans, patients with cirrhosis, and patients who have failed to respond to previous therapy.

Important Safety Information About PEGASYS

PEGASYS, alone or in combination with COPEGUS, is indicated for the treatment of adults with chronic hepatitis C virus infection who have compensated liver disease and have not been previously treated with interferon alpha. Patients in whom efficacy was demonstrated included patients with compensated liver disease and histological evidence of cirrhosis (Child-Pugh class A).

Alpha interferons, including PEGASYS, may cause or aggravate fatal or life-threatening neuropsychiatric, autoimmune, ischemic, and infectious disorders. Patients should be monitored closely with periodic clinical and laboratory evaluations. Therapy should be withdrawn in patients with persistently severe or worsening signs or symptoms of these conditions. In many, but not all cases, these disorders resolve after stopping PEGASYS therapy (see CONTRAINDICATIONS, WARNINGS, PRECAUTIONS and ADVERSE REACTIONS in complete product information).

Use with Ribavirin. Ribavirin, including COPEGUS, may cause birth defects and/or death of the fetus. Extreme care must be taken to avoid pregnancy in female patients and in female partners of male patients. Ribavirin causes hemolytic anemia. The anemia associated with ribavirin therapy may result in a worsening of cardiac disease. Ribavirin is genotoxic and mutagenic and should be considered a potential carcinogen (see CONTRAINDICATIONS, WARNINGS, PRECAUTIONS and ADVERSE REACTIONS in complete product information).

PEGASYS is contraindicated in patients with hypersensitivity to PEGASYS or any of its components, autoimmune hepatitis, and hepatic decompensation (Child-Pugh score greater than 6; class B and C) in cirrhotic CHC monoinfected patients before or during treatment. PEGASYS is also contraindicated in hepatic decompensation with Child-Pugh score greater than or equal to 6 in cirrhotic CHC patients coinfected with HIV before or during treatment. PEGASYS is also contraindicated in neonates and infants because it contains benzyl alcohol. Benzyl alcohol is associated with an increased incidence of neurological and other complications in neonates and infants, which are sometimes fatal. PEGASYS and COPEGUS therapy is additionally contraindicated in patients with a hypersensitivity to COPEGUS or any of its components, in women who are pregnant, men whose female partners are pregnant, and patients with hemoglobinopathies (eg, thalassemia major, sickle-cell anemia).

COPEGUS THERAPY SHOULD NOT BE STARTED UNLESS A REPORT OF A NEGATIVE PREGNANCY TEST HAS BEEN OBTAINED IMMEDIATELY PRIOR TO INITIATION OF THERAPY. Women of childbearing potential and men must use two forms of effective contraception during treatment and during the 6 months after treatment has concluded. Routine monthly pregnancy tests must be performed during this time. If pregnancy should occur during treatment or during 6 months post-therapy, the patient must be advised of the significant teratogenic risk of COPEGUS therapy to the fetus. Healthcare providers and patients are strongly encouraged to immediately report any pregnancy in a patient or partner of a patient during treatment or during 6 months after treatment cessation to the Ribavirin Pregnancy Registry at 1-800-593-2214.

Chronic hepatitis C (CHC) patients with cirrhosis may be at risk of hepatic decompensation and death when treated with alpha interferons, including PEGASYS. During treatment, patients’ clinical status and hepatic function should be closely monitored, and PEGASYS treatment should be immediately discontinued if decompensation (Child-Pugh score > 6) is observed. Ischemic and hemorrhagic cerebrovascular events have been observed in patients treated with interferon alfa-based therapies, including PEGASYS. Events occurred in patients with few or no reported risk factors for stroke, including patients less than 45 years of age. Because these are spontaneous reports, estimates of frequency cannot be made and causal relationship between interferon alfa-based therapies and these events is difficult to establish.

The most common adverse events reported for PEGASYS and COPEGUS combination therapy observed in clinical trials were fatigue/asthenia (65 percent), headache (43 percent), pyrexia (41 percent), myalgia (40 percent), irritability/anxiety/nervousness (33 percent), insomnia (30 percent), alopecia (28 percent), neutropenia (27 percent), nausea/vomiting (25 percent), rigors (25 percent), anorexia (24 percent), injection site reaction (23 percent), arthralgia (22 percent), depression (20 percent), pruritus (19 percent) and dermatitis (16 percent).

Serious adverse events in hepatitis C trials included neuropsychiatric disorders (homicidal ideation, suicidal ideation, suicide attempt, suicide, psychotic disorder and hallucinations), serious and severe bacterial infections (sepsis), bone marrow toxicity (cytopenia and rarely, aplastic anemia), cardiovascular disorders (hypertension, supraventricular arrhythmias and myocardial infarction), hypersensitivity (including anaphylaxis), endocrine disorders (including thyroid disorders and diabetes mellitus), autoimmune disorders (including idiopathic thrombocytopenic purpura, thrombotic thrombocytopenic purpura, psoriasis, lupus, rheumatoid arthritis and interstitial nephritis), pulmonary disorders (dyspnea, pneumonia, bronchiolitis obliterans, interstitial pneumonitis and sarcoidosis), colitis (ulcerative and hemorrhagic/ischemic colitis), pancreatitis, and ophthalmologic disorders (decrease or loss of vision, retinopathy including macular edema and retinal thrombosis/hemorrhages, optic neuritis and papilledema).

Adverse reactions reported during post-approval use of PEGASYS therapy, with and without ribavirin, include hearing impairment, hearing loss, serious skin reactions, including erythema multiforme major, and infections (bacterial, viral and fungal).

Full prescribing information is available at www.rocheusa.com.

About Roche

Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world’s largest biotech company with truly differentiated medicines in oncology, virology, inflammation, metabolism and CNS. Roche is also the world leader in in-vitro diagnostics, tissue-based cancer diagnostics and a pioneer in diabetes management. Roche’s personalised healthcare strategy aims at providing medicines and diagnostic tools that enable tangible improvements in the health, quality of life and survival of patients. In 2008, Roche had over 80,000 employees worldwide and invested almost 9 billion Swiss francs in R&D. The Group posted sales of 45.6 billion Swiss francs. Genentech, United States, is a wholly owned member of the Roche Group. Roche has a majority stake in Chugai Pharmaceutical, Japan. For more information: www.roche.com.

About InterMune

InterMune is a biotechnology company focused on the research, development and commercialization of innovative therapies in pulmonology and hepatology. InterMune has a pipeline portfolio addressing idiopathic pulmonary fibrosis (IPF) and hepatitis C virus (HCV) infections. The pulmonology portfolio includes the completed Phase 3 CAPACITY program, now in pre-registration, which evaluated pirfenidone for the treatment of patients with IPF; RECAP, an open-label extension study from CAPACITY and a research program focused on small molecules for the treatment of pulmonary disease. The hepatology portfolio includes the HCV protease inhibitor compound RG7227/ ITMN-191 in Phase 2b, a second-generation HCV protease inhibitor research program, and a research program evaluating new targets in hepatology. For additional information about InterMune and its R&D pipeline, please visit www.intermune.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934, as amended, that reflect InterMune’s judgment and involve risks and uncertainties as of the date of this release, including without limitation the statements related to anticipated product development timelines. All forward-looking statements and other information included in this press release are based on information available to InterMune as of the date hereof, and InterMune assumes no obligation to update any such forward-looking statements or information. InterMune’s actual results could differ materially from those described in InterMune’s forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to, those discussed in detail under the heading “Risk Factors” in InterMune’s most recent annual report on Form 10-K filed with the SEC on March 16, 2009 (the “Form 10-K”) and other periodic reports filed with the SEC, including the following: (i) risks related to the long, expensive and uncertain clinical development and regulatory process, including having no unexpected safety, toxicology, clinical or other issues or delays in anticipated timing of the regulatory approval process; (ii) risks related to failure to achieve the clinical trial results required to commercialize our product candidates; and (iii) risks related to timely patient enrollment and retention in clinical trials. The risks and other factors discussed above should be considered only in connection with the fully discussed risks and other factors discussed in detail in the Form 10-K and InterMune’s other periodic reports filed with the SEC, all of which are available via InterMune’s web site at www.intermune.com.

All trademarks used or mentioned in this release are protected by law.

Contacts:

Peter Sandbach, Roche Pharma Partnering	Jim Goff, InterMune
+ 41 61 688 3408	+1 415 466 2228
peter.sandbach@roche.com	jgoff@intermune.com

or

Darien Wilson, Roche Public Affairs

+1 973-562-2232

Darien_e.wilson@roche.com

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